EXHIBIT 99.1


Commercial Federal Reports First Quarter Net Income of $17.9 Million

   OMAHA, Neb.--(BUSINESS WIRE)--xx--Commercial Federal Corporation (NYSE:CFB), one of the largest financial institutions in the Midwest, today announced net income of $17.9 million, or $0.43 per diluted share, for the quarter ended March 31, 2004.
   "Growth in core deposits and commercial operating loans continued to favorably impact the Company's retail and commercial banking operations. However, the further decline in interest rates during the quarter had a negative impact on mortgage operations and we are examining options to ensure improvement going forward," stated William
A. Fitzgerald, chairman of the board and chief executive officer.
   "We expect earnings to rebound in the second half of 2004, particularly as the mortgage banking business improves with lower amortization expense, assuming the recent rise in intermediate and long-term interest rates holds. Core deposit growth and growth in our higher-margin loans will continue to improve our longer-term earnings."
   During the quarter ended March 31, 2004, Commercial Federal recorded net growth in the following targeted core business drivers:

   -- Average core deposit balances, excluding custodial escrows, grew $129 million during the quarter. This is a 16% increase in average balances year-over-year consisting of strong growth in checking and money market savings deposits.

   -- Commercial operating average outstanding loan balances increased 6% for the quarter and 44% year-over-year.

   -- Home equity average outstanding balances were up 2% for the quarter, and 8% year-over-year.

   -- Retail checking accounts growth for the quarter was 5% annualized.

   --  Commercial checking accounts were up 35% annualized.

   Results for the Quarter

   Net Interest Income

   Net interest income totaled $71.1 million for the first quarter, compared with $69.4 million for the quarter ended December 31, 2003. The net interest rate spread for the quarter increased 15 basis points to 2.70% for the quarter, compared with 2.55% for the fourth quarter of 2003. The improvement in net interest margin for the quarter reflected debt restructuring transactions completed in the fourth quarter of 2003 that resulted in a lower current cost of funds.

   Noninterest Income

   The Company's commercial banking unit also continued to generate solid gains in its loan portfolio as well as commercial and small business deposits. Average outstanding commercial operating and small business loan balances increased 6% for the quarter and 44% year-over-year. Commercial and small business checking accounts grew 16% for the quarter. Growth in these higher-margin products will continue to enhance revenues and margin going forward.
   Retail banking fees continued to improve in the first quarter. Retail fees and charges totaled $14.5 million compared with $13.5 million for the same period a year ago.
   The mortgage banking operations include activities associated with the Company's mortgage servicing and secondary marketing operations. Revenues from these operations are impacted by the amortization of and valuation adjustments related to its mortgage servicing rights asset. During the first quarter 2004, the Company recorded a valuation allowance loss of $18.9 million, and amortization expense of $12.4 million related to its mortgage servicing rights asset. Offsetting these charges were gains on the sale of securities and changes in the fair value of derivatives of $18.4 million and loan servicing fees of $11.2 million. For the quarter, gains on the sale of loans declined to $198,000, compared with $601,000 in the previous quarter. The decline in gains on the sale of loans was due to the significant decline in mortgage loan production as interest rates stabilized and pricing pressures on loans originated. In addition, the implementation of guidance provided by SEC Staff Accounting Bulletin No. 105 (Application of Accounting Principles to Loan Commitments) issued March 9, 2004, reduced earnings for the quarter by $.06 per diluted share.
   During the quarter, the Company recognized $5.3 million, or $.13 per diluted share, in additional net income as a result of signing an amendment to a Bank Owned Life Insurance ("BOLI") policy.

   Credit Risk Management

   Credit quality remained strong during the first quarter with total nonperforming loans increasing slightly to $56.8 million from $55.9 million for the quarter ended December 31, 2003. Total nonperforming loans represented 0.72% of loans receivable at March 31, 2004, compared with 0.69% for the previous quarter and 0.94% for the quarter ended March 31, 2003.
   Net loan charge-offs for the first quarter were $15.2 million, compared with $5.1 million for the previous quarter. The level of charge offs for the first quarter was heavily influenced by a decision to sell a performing loan at a loss on a specific property in a distressed market with no sign of improvement in the near term.
   The allowance for losses on loans totaled $97.8 million at March 31, 2004, compared with $108.2 million at December 31, 2003. The allowance for loan losses to total nonperforming loans at March 31, 2004 was 172.2%, compared with 193.4% at December 31, 2003 and 146.6%
at March 31, 2003.

   Balance Sheet and Capital Ratios

   Total assets as of March 31, 2004 were $12.3 billion, compared to $12.2 billion and $13.3 billion as of December 31, 2003 and March 31, 2003, respectively. The size of the balance sheet has been managed downward over the year primarily as the size of the mortgage pipeline has declined as reflected in the decrease in the balance of loans held for sale.
   For the first quarter, core deposits, including checking, money market and savings accounts (excluding custodial escrows) increased $69 million to $3.6 billion at March 31, 2004, and were up $189 million from the year ago period. This represents a 6% increase in core deposits year over year.
   During the first quarter 2004, the Company repurchased 757,400 shares under its buyback program. As of March 31, 2004, the Company had 3,491,300 shares remaining to repurchase. As of March 31, 2004, shares outstanding totaled 40,870,272.
   As of March 31, 2004, stockholders' equity was $757.0 million, compared with $755.4 million at December 31, 2003 and $751.5 million at March 31, 2003. The capital ratios of the Company's banking subsidiary continued to exceed regulatory requirements for classification as "well-capitalized," the highest regulatory standard.

   Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, a $12.3 billion federal savings bank that currently operates branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services including mortgage origination and servicing, commercial and industrial lending, small business banking, construction lending, cash management, insurance and investment services, and Internet banking.

   Commercial Federal's Web site, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss first quarter results on Tuesday, April 27, 2004 at 9:00 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements, and SEC filings.

   Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, changes in price levels, and changes in conditions in the public securities markets generally.



                    COMMERCIAL FEDERAL CORPORATION
            CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                        (Dollars in Thousands)

----------------------------------------------------------------------

                                   March 31,  December 31, March 31,
ASSETS                                2004        2003        2003
----------------------------------------------------------------------



Cash (including short-term
 investments of $18,552, $1,334
 and $842)                           $179,028    $158,133    $223,129
Investment securities available
 for sale, at fair value            1,063,558   1,055,055   1,271,810
Mortgage-backed securities
 available for sale, at fair value  1,267,483   1,337,805   1,588,715
Loans held for sale, net              449,830     351,539   1,059,141
Loans receivable, net of
 allowances of $97,765, $108,154
 and $108,857                       7,810,613   7,956,743   7,808,986
Federal Home Loan Bank stock          245,447     243,332     264,028
Foreclosed real estate                 44,800      49,744      41,316
Premises and equipment, net           150,504     147,365     143,904
Bank owned life insurance             242,142     234,111     225,409
Other assets                          625,954     475,483     527,787
Core value of deposits, net of
 accumulated amortization of
 $65,434, $64,217 and $60,233          15,615      16,832      20,816
Goodwill                              162,717     162,717     162,717
----------------------------------------------------------------------
     Total Assets                 $12,257,691 $12,188,859 $13,337,758
----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------

Liabilities:
   Deposits                        $6,479,634  $6,454,610  $6,740,117
   Advances from Federal Home Loan
    Bank                            4,290,100   4,484,708   4,770,335
   Other borrowings                   288,356     215,243     586,514
   Other liabilities                  442,592     278,945     489,290
----------------------------------------------------------------------
     Total Liabilities             11,500,682  11,433,506  12,586,256
----------------------------------------------------------------------
Commitments and Contingencies               -           -           -
----------------------------------------------------------------------

Stockholders' Equity:
   Preferred stock, $.01 par
    value; 10,000,000 shares
    authorized; none issued                 -           -           -
   Common stock, $.01 par value;
    120,000,000 shares authorized;
    40,870,272, 41,498,575 and
    44,808,282 shares issued and
    outstanding                           409         415         448
   Additional paid-in capital               -           -      51,837
   Retained earnings                  829,182     833,638     810,056
   Accumulated other comprehensive
    loss, net                         (72,582)    (78,700)   (110,839)
----------------------------------------------------------------------
     Total Stockholders' Equity       757,009     755,353     751,502
----------------------------------------------------------------------
     Total Liabilities and
      Stockholders' Equity        $12,257,691 $12,188,859 $13,337,758
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                   CONSOLIDATED STATEMENT OF INCOME
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------
                                            Three Months Ended
                                     March 31, December 31, March 31,
                                    ----------------------------------
                                       2004        2003       2003
----------------------------------------------------------------------


Interest Income:
  Investment securities                $14,299     $13,802    $17,576
  Mortgage-backed securities            12,362      12,063     16,447
  Loans receivable                     120,111     125,408    142,351
----------------------------------------------------------------------
        Total interest income          146,772     151,273    176,374
Interest Expense:
  Deposits                              29,783      31,955     39,614
  Advances from Federal Home Loan
   Bank                                 44,241      46,808     56,920
  Other borrowings                       1,652       3,160      5,012
----------------------------------------------------------------------
        Total interest expense          75,676      81,923    101,546
Net Interest Income                     71,096      69,350     74,828
Provision for Loan Losses               (4,853)     (5,109)    (7,146)
----------------------------------------------------------------------
Net Interest Income After Provision
 for Loan Losses                        66,243      64,241     67,682

Other Income (Loss):
  Retail fees and charges               14,497      14,481     13,503
  Loan servicing fees                   11,208      11,143     11,037
  Amortization of mortgage servicing
   rights                              (12,385)    (22,539)   (12,062)
  Mortgage servicing rights
   valuation adjustment                (18,893)     20,199    (13,528)
  Gain (loss) on sales of securities
   and changes in fair values of
   derivatives, net                     18,382         (70)    19,000
  Gain on sales of loans                   198         601      5,480
  Bank owned life insurance              8,031       3,131      2,872
  Other operating income                 6,619       7,262      5,656
----------------------------------------------------------------------
        Total other income              27,657      34,208     31,958
Other Expense:
  General and administrative
   expenses -
     Compensation and benefits          32,886      30,960     30,813
     Occupancy and equipment            10,164      10,071     10,436
     Data processing                     4,621       4,418      4,675
     Advertising                         3,555       2,595      4,130
     Communication                       3,146       3,312      3,414
     Item processing                     3,030       3,202      3,469
     Outside services                    3,872       3,429      2,391
     Loan expenses                       1,505       1,979      2,426
     Foreclosed real estate, net         1,925       1,250      1,381
     Other operating expenses            4,080       5,413      3,497
----------------------------------------------------------------------
        Total general and
         administrative expenses        68,784      66,629     66,632
  Amortization of core value of
   deposits                              1,217       1,218      1,549
----------------------------------------------------------------------
        Total other expense             70,001      67,847     68,181
----------------------------------------------------------------------

Income Before Income Taxes              23,899      30,602     31,459
Provision for Income Taxes               5,981       8,404      8,760
----------------------------------------------------------------------

Net Income                             $17,918     $22,198    $22,699
----------------------------------------------------------------------

Net Income Per Basic Share                $.44        $.53       $.50
Net Income Per Diluted Share              $.43        $.52       $.50
----------------------------------------------------------------------
Dividends Declared Per Common Share      $.125       $.125      $.090
----------------------------------------------------------------------
Weighted Average Shares Outstanding
 Used in Basic EPS                  40,974,071  42,007,052 45,092,714
Weighted Average Shares Outstanding
 Used in Diluted EPS                41,756,072  42,678,004 45,421,360
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
      MORTGAGE SERVICING RIGHTS AND MORTGAGE BANKING OPERATIONS
                        (Dollars in Thousands)

----------------------------------------------------------------------
                                          Three Months Ended
                                 March 31,   December 31,  March 31,
                                --------------------------------------
                                    2004         2003         2003
----------------------------------------------------------------------

Mortgage Servicing Rights:
   Beginning balance before
    valuation allowance            $185,233     $197,267     $168,411
   Mortgage servicing rights
    retained through loan sales       6,002       10,465       16,753
   Bulk purchases of mortgage
    servicing rights                      -           40        6,758
   Amortization expense             (12,385)     (22,539)     (12,062)
                                ------------ ------------ ------------
   Ending balance before
    valuation allowance             178,850      185,233      179,860
                                ------------ ------------ ------------

   Valuation allowance,
    beginning balance                49,339       69,665       80,058
   Amounts charged (credited) to
    operations                       18,893      (20,199)      13,528
   Sale of mortgage servicing
    rights                                -         (127)           -
                                ------------ ------------ ------------
   Valuation allowance, ending
    balance                          68,232       49,339       93,586
                                ------------ ------------ ------------

   Mortgage servicing rights,
    net of valuation allowance     $110,618     $135,894      $86,274
                                ============ ============ ============

   Fair value at the periods
    ended                          $112,232     $143,696      $86,274
                                ============ ============ ============

Mortgage servicing rights as a
 percentage of servicing
 portfolio                             0.99%        1.19%        0.73%
                                ============ ============ ============

Mortgage servicing rights as a
 multiple of servicing fees            2.91x        3.49x        2.28x
                                ============ ============ ============

----------------------------------------------------------------------

Loans Serviced for Other
 Institutions:
   Beginning balance            $11,439,187  $11,307,562  $11,531,755
   Additions to portfolio           507,839      910,302    1,220,373
   Purchases                              -            -      559,688
   Loan payments                   (775,537)    (775,601)  (1,457,944)
   Other items, net                  (4,494)      (3,076)      (5,814)
                                ------------ ------------ ------------
   Ending balance               $11,166,995  $11,439,187  $11,848,058
                                ============ ============ ============

   Weighted average servicing
    fee                                0.34%        0.34%        0.32%
                                ============ ============ ============

   Weighted average coupon note
    rate                               6.04%        6.09%        6.66%
                                ============ ============ ============

----------------------------------------------------------------------

Certain Components of Mortgage
 Banking and Treasury
 Activities:
   Loan servicing fees              $11,208      $11,143      $11,037
   Amortization of mortgage
    servicing rights                (12,385)     (22,539)     (12,062)
                                ------------ ------------ ------------
      Loan servicing fees, net       (1,177)     (11,396)      (1,025)

   Mortgage servicing rights
    valuation adjustment            (18,893)      20,199      (13,528)
   Gain (loss) on sales of
    securities and changes in
    fair values of derivatives,
    net                              18,382          (70)      19,000

   Gain on sales of loans               198          601        5,480
                                ------------ ------------ ------------

   Total of certain components
    of mortgage banking and
    treasury activities             $(1,490)      $9,334       $9,927
                                ============ ============ ============
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                          DEPOSITS AND LOANS
                            (In Thousands)

----------------------------------------------------------------------

                                   March 31,  December 31,  March 31,
                                     2004         2003        2003
----------------------------------------------------------------------

Deposits by State:
  Colorado                        $2,053,666   $2,060,336  $2,049,818
  Nebraska                         1,584,158    1,552,135   1,934,980
  Iowa                             1,099,947    1,102,318   1,030,771
  Kansas                             631,692      645,752     659,169
  Oklahoma                           557,084      547,897     556,166
  Missouri                           318,421      321,396     299,507
  Arizona                            234,666      224,776     209,706
                                  ----------- ------------ -----------
     Total deposits               $6,479,634   $6,454,610  $6,740,117
                                  =========== ============ ===========

Deposits by Type:
  Checking accounts -
     Interest bearing               $556,461     $546,110    $510,597
     Noninterest bearing             666,014      638,658     664,881
                                  ----------- ------------ -----------
          Total checking excluding
           escrow accounts         1,222,475    1,184,768   1,175,478
  Money market accounts            1,184,435    1,099,478     740,292
  Savings accounts                 1,214,358    1,267,916   1,516,231
                                  ----------- ------------ -----------
          Total core deposits      3,621,268    3,552,162   3,432,001
  Custodial escrow accounts          348,814      299,249     443,404
  Certificates of deposit          2,509,552    2,603,199   2,864,712
                                  ----------- ------------ -----------
          Total deposits          $6,479,634   $6,454,610  $6,740,117
                                  =========== ============ ===========

----------------------------------------------------------------------

Loans Receivable, before allowance
 for losses:
  Residential real estate         $3,244,563   $3,441,138  $3,623,608
  Commercial real estate           1,971,927    1,962,834   1,858,288
  Construction, net of loans-in-
   process                           525,950      519,596     494,028
  Commercial operating and other     521,814      525,642     426,370
  Consumer home equity               881,135      862,886     806,627
  Consumer other                     762,989      752,801     708,922
                                  ----------- ------------ -----------
  Total loans receivable, before
   allowance for losses           $7,908,378   $8,064,897  $7,917,843
                                  =========== ============ ===========
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                    ALLOWANCE FOR LOSSES ON LOANS
                            (In Thousands)

----------------------------------------------------------------------

                                      March 31, December 31, March 31,
                                        2004        2003       2003
----------------------------------------------------------------------

THREE MONTHS ENDED:
-------------------
Beginning balance                     $108,154     $108,008  $106,291
Provision charged to operations          4,853        5,109     7,146
Charge-offs                            (16,812)      (6,243)   (7,295)
Recoveries                               1,570        1,119     2,810
Other                                        -          161       (32)
----------------------------------------------------------------------
Ending balance                         $97,765     $108,154  $108,920
----------------------------------------------------------------------

Summary of charge-offs, net of
 recoveries:
------------------------------

     Three months ended                $15,242       $5,124    $4,485
                                      ========= ============ =========

----------------------------------------------------------------------

Allocation of allowance:
------------------------

     Specific                           $4,126       $5,109    $4,616
     Special problem                    20,626       32,195    35,661
     Nonspecific                        73,013       70,850    68,643
                                      --------- ------------ ---------
                                       $97,765     $108,154  $108,920
                                      ========= ============ =========
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                    NONPERFORMING ASSETS AND LOANS
                        (Dollars in Thousands)

----------------------------------------------------------------------

                                 March 31,   December 31,  March 31,
                                    2004         2003         2003
----------------------------------------------------------------------

Nonperforming Assets:
  Nonperforming loans (1):
    Residential real estate         $29,656      $35,907      $42,012
    Residential construction          2,542        4,158        6,276
    Commercial real estate           16,462        6,286       14,037
    Commercial construction           1,077        1,077        4,130
    All other                         7,042        8,491        7,832
                                ------------ ------------ ------------
      Total nonperforming loans      56,779       55,919       74,287
                                ------------ ------------ ------------
  Foreclosed real estate:
    Residential                      13,700       12,152       13,045
    Residential construction            638        4,753        2,678
    Commercial                        1,365        4,495        3,268
    Commercial construction          29,097       28,344       22,325
                                ------------ ------------ ------------
      Total foreclosed real
       estate                        44,800       49,744       41,316
                                ------------ ------------ ------------

  Troubled debt restructurings
   - commercial                       4,700        4,712        4,972
                                ------------ ------------ ------------
Total nonperforming assets         $106,279     $110,375     $120,575
                                ============ ============ ============

Total assets                    $12,257,691  $12,188,859  $13,337,758
                                ============ ============ ============
Nonperforming assets to total
 assets                                 .87%         .91%         .90%
                                ============ ============ ============

Summary of Nonperforming
 Assets:
  Residential                       $46,536      $56,970      $64,011
  Nonresidential                     59,743       53,405       56,564
                                ------------ ------------ ------------
                                   $106,279     $110,375     $120,575
                                ============ ============ ============

----------------------------------------------------------------------

Nonperforming loans to loans
 receivable (2)                         .72%         .69%         .94%

Nonperforming assets to total
 assets                                 .87%         .91%         .90%

Allowance for loan losses to:

  Loans receivable (2)                 1.24%        1.34%        1.38%

  Total nonperforming loans (1)      172.19%      193.41%      146.62%

----------------------------------------------------------------------

(1) Excludes loans held for sale.
(2) Ratios are calculated based on the net book value of loans receivable before deducting allowance for loan losses and excludes loans held for sale.


                    COMMERCIAL FEDERAL CORPORATION
       SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
             (Dollars in Thousands Except Per Share Data)

----------------------------------------------------------------------

                                 March 31,   December 31,  March 31,
                                    2004         2003         2003
----------------------------------------------------------------------



Cash, investment securities and
 FHLB stock                      $1,488,033   $1,456,520   $1,758,967
Mortgage-backed securities        1,267,483    1,337,805    1,588,715
Loans held for sale, net            449,830      351,539    1,059,141
Loans receivable, net             7,810,613    7,956,743    7,808,986
Core value of deposits, net          15,615       16,832       20,816
Goodwill                            162,717      162,717      162,717
Other assets                      1,063,400      906,703      938,416
  Total assets                   12,257,691   12,188,859   13,337,758
----------------------------------------------------------------------
Deposits                          6,479,634    6,454,610    6,740,117
Advances from Federal Home Loan
 Bank                             4,290,100    4,484,708    4,770,335
Other borrowings                    288,356      215,243      586,514
Other liabilities                   442,592      278,945      489,290
Stockholders' equity                757,009      755,353      751,502
  Total liabilities and
   stockholders' equity          12,257,691   12,188,859   13,337,758
----------------------------------------------------------------------

Book value per common share          $18.52       $18.20       $16.77
Stock price                          $27.60       $26.71       $21.72
Common shares outstanding        40,870,272   41,498,575   44,808,282
Weighted average shares
 outstanding per basic EPS       40,974,071   42,007,052   45,092,714
Weighted average shares
 outstanding per diluted EPS     41,756,072   42,678,004   45,421,360
----------------------------------------------------------------------

Nonperforming assets               $106,279     $110,375     $120,575
Nonperforming assets to total
 assets                                 .87%         .91%         .90%
Weighted average interest rates
 (durings):
  Yield on interest-earning
   assets                              5.39%        5.46%        5.96%
  Rate on deposits and interest-
   bearing liabilities                 2.69%        2.91%        3.42%
  Net interest rate spread             2.70%        2.55%        2.54%
  Net annualized yield on
   interest-earning assets             2.61%        2.50%        2.52%
Loans serviced for other
 institutions                   $11,166,995  $11,439,187  $11,848,058
----------------------------------------------------------------------

Three months ended:
-------------------
Return on average assets                .59%         .73%         .69%
Return on average equity               9.48%       12.18%       11.87%
Average equity to average assets       6.22%        5.99%        5.84%
G & A expenses to average assets       2.26%        2.19%        2.03%
Operating efficiency ratio            69.65%       64.34%       62.40%
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
               AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)

----------------------------------------------------------------------

                                 March 31,  December 31, September 30,
                                    2004        2003         2003
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
    Total assets                $12,158,982  $12,164,033  $12,811,205
    Total loans, net              8,292,320    8,410,129    8,847,035
    Total loans, before
     allowances for loan losses   8,400,194    8,518,224    8,955,643
    Total mortgage-backed
     securities                   1,278,179    1,293,949    1,160,610
    Total deposits                6,571,111    6,496,315    6,821,942
    Total stockholders' equity      755,722      729,062      708,267
    Total interest-earning
     assets                      10,878,284   10,999,591   11,553,340
    Total deposits and
     interest-bearing
     liabilities                 11,187,969   11,187,875   11,770,123



---------------------------------------------------------

                                  June 30,    March 31,
                                    2003        2003
---------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
    Total assets                $13,155,433  $13,101,428
    Total loans, net              8,949,160    8,714,050
    Total loans, before
     allowances for loan losses   9,057,838    8,819,881
    Total mortgage-backed
     securities                   1,414,739    1,584,690
    Total deposits                6,730,636    6,465,854
    Total stockholders' equity      763,666      765,112
    Total interest-earning
     assets                      11,915,975   11,871,321
    Total deposits and
     interest-bearing
     liabilities                 12,049,811   11,964,568



----------------------------------------------------------------------

                                             December 31, December 31,
                                                 2003         2002
----------------------------------------------------------------------

Year Ended:
-----------

Average Balances:
    Total assets                              $12,805,574 $13,175,562
    Total loans, net                            8,704,321   8,681,401
    Total loans, before allowances for loan
     losses                                     8,812,133   8,786,551
    Total mortgage-backed securities            1,362,145   1,799,174
    Total deposits                              6,629,299   6,258,302
    Total stockholders' equity                    741,337     758,659
    Total interest-earning assets              11,557,322  11,974,586
    Total deposits and interest-bearing
     liabilities                               11,697,711  12,044,641



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                             March 31,    December 31,  September 30,
                                2004          2003          2003
----------------------------------------------------------------------

Regulatory Capital:
-------------------

  Tangible                      $721,410      $710,670       $741,185
  Core                           721,535       704,350        730,186
  Total risk-based               852,638       838,437        866,764
  Tier 1 risk-based              721,535       704,350        730,186
  Tangible %                        6.00%         5.93%          6.03%
  Core %                            6.00%         5.88%          5.95%
  Total risk-based %               11.02%        10.87%         10.81%
  Tier 1 risk-based %               9.31%         9.13%          9.10%



-------------------------------------------------------

                              June 30,     March 31,
                                2003          2003
-------------------------------------------------------

Regulatory Capital:
-------------------

  Tangible                      $777,031      $761,974
  Core                           770,638       753,758
  Total risk-based               905,468       892,185
  Tier 1 risk-based              770,638       753,758
  Tangible %                        6.11%         5.82%
  Core %                            6.06%         5.77%
  Total risk-based %               11.49%        10.95%
  Tier 1 risk-based %               9.78%         9.25%

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    CONTACT: Commercial Federal Corporation, Omaha
             Investor Relations:
             John J. Griffith, 402-514-5336